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                                                                    Exhibit 23.1






                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Amendment No. 6 to this Registration Statement on Form S-1 (No. 333-85679) of our report dated August 10, 1999, except as to the stock split described in Note 8 which is as of September 8, 1999, relating to the financial statements of Akamai Technologies, Inc. which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





/s/ PricewaterhouseCoopers LLP



Boston, Massachusetts
October 28, 1999